Exhibit 21

To

Annual Report

Form 10-K

For the Year ended December 31, 2015

Subsidiaries of the Registrant

Bio Zone Laboratories, Inc. (2014) Nevada Corporation

Canada MusclePharm Enterprises Corporation (2012) Ontario, Canada Registered

MP Holding Ireland, LLC (2014) Delaware LLC

MusclePharm Holdings Ireland (2014) Ireland Registration Isle of Man Managed Company

MusclePharm Ireland (2014) Ireland Registration

MP DO Brazil Acquistion, LLC (2014) Delaware LLC

MusclePharm Australia PTY LTD (2015) Australian Registration